Exhibit 10.23a
AMENDMENT TO EQUIPMENT LEASE AGREEMENT
     This AMENDMENT TO EQUIPMENT LEASE AGREEMENT (this “Amendment”) is made effective as of the 15th day of September, 2005, and is entered into by and between (i) the BOARD OF TRUSTEES OF THE UNIVERSITY OF ARKANSAS on behalf of THE UNIVERSITY OF ARKANSAS FOR MEDICAL SCIENCES (“Hospital”), and (ii) GK FINANCING, LLC, a California limited liability company (“GKF”),
Recitals:
     WHEREAS, GKF and Hospital executed an Equipment Lease Agreement dated October 29th, 1998 (the “Lease”), and desire to amend the Lease as set forth herein.
     NOW THEREFORE, for valuable consideration received, the receipt and sufficiency of which are acknowledged, the parties agree as follows:
Agreement:
     1. Defined Terms. Unless otherwise defined herein, the capitalized terms used herein shall have the same meanings set forth in the Lease.
     2. Hospital’s Direct Cost Component. Effective as of the date of this Amendment, Exhibit 8.1 of the Lease shall be deleted and replaced with Exhibit 8.1 attached hereto.
     3. Full Force and Effect. Except as amended by this Amendment, all of the terms and provisions of the Lease shall remain in full force and effect.
     IN WITNESS WHEREOF, the parties have this Amendment executed as of the date first written above.

GK FINANCING, LLC		BOARD OF TRUSTEES OF THE
UNIVERSITY OF ARKANSAS on behalf of
THE UNIVERSITY OF ARKANSAS FOR MEDICAL SCIENCES

By: Name: Title:	Craig K. Tagawa Craig K. Tagawa Chief Executive Officer	By: Name: Title:	Richard A. Pierson Richard A. Pierson Vice Chancellor for Clinical Programs

Exhibit 8.1
HOSPITAL’S DIRECT COST COMPONENT

Registered nurse	*

Recovery room	*

Hospital daily charge	*

Hospital, including ventilator daily charge	*

MRI procedure	*

CT procedure	*

Angiography procedure	*

Physicist	*

Locum tenens expense	*

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